                  WENDY'S INTERNATIONAL, INC. AND SUBSIDIARIES
                                   EXHIBIT 11
                   COMPUTATION OF NET INCOME PER COMMON SHARE


                                                         (IN THOUSANDS EXCEPT PER SHARE DATA)
                                                              QUARTER ENDED   QUARTER ENDED
                                                                 JULY 3          JULY 4
                                                                  1993            1993
                                                                 ------          ------
Weighted average number
  of common shares outstanding . . . . . . . . . . . .           101,157          99,098
  Add net shares issuable pursuant
    to employee stock option plans
    less shares assumed repurchased
    at the average market price. . . . . . . . . . . .             3,342           3,433
                                                                 -------         -------
Number of shares for computation of
  primary earnings per share . . . . . . . . . . . . .           104,499         102,531
  Add net additional shares issuable
    pursuant to employee stock option plans at
    period-end market price. . . . . . . . . . . . . .                               216
  Add additional shares issuable
    assuming conversion of
    subordinated debentures. . . . . . . . . . . . . .             8,130           9,854
                                                                 -------         -------
Number of shares for computation of
  fully diluted earnings per share . . . . . . . . . .           112,629         112,601
                                                                 -------         -------
                                                                 -------         -------

Net income . . . . . . . . . . . . . . . . . . . . . .           $33,348        $ 27,352
  Less requirements of preferred stock of
    subsidiary . . . . . . . . . . . . . . . . . . . .                                 8
                                                                 -------         -------
Net income for computation of primary
  earnings per share . . . . . . . . . . . . . . . . .            33,348          27,344
  Add savings on assumed dilutive conversion
    of subordinated debentures net of tax. . . . . . .             1,136           1,465
                                                                 -------         -------
Net income for computation of fully diluted
  earnings per share . . . . . . . . . . . . . . . . .           $34,484         $28,809
                                                                 -------         -------
                                                                 -------         -------
Net income per share:
  Assuming primary dilution. . . . . . . . . . . . . .              $.32            $.27
                                                                    ----            ----
                                                                    ----            ----

  Assuming full dilution . . . . . . . . . . . . . . .              $.31            $.26
                                                                    ----            ----
                                                                    ----            ----

                  WENDY'S INTERNATIONAL, INC. AND SUBSIDIARIES
                                   EXHIBIT 11
                   COMPUTATION OF NET INCOME PER COMMON SHARE



                                                          (IN THOUSANDS EXCEPT PER SHARE DATA)
                                                        YEAR-TO-DATE ENDED   YEAR-TO-DATE ENDED
                                                              ENDED                ENDED
                                                             JULY 3               JULY 4
                                                              1994                 1993
                                                             ------               ------
Weighted average number
  of common shares outstanding . . . . . . . . . . . .       101,049              99,017
  Add net shares issuable pursuant
     to employee stock option plans
     less shares assumed repurchased
     at the average market price . . . . . . . . . . .         3,471               3,381
                                                             -------             -------
Number of shares for computation of
  primary earnings per share . . . . . . . . . . . . .       104,520             102,398
  Add net additional shares issuable
    pursuant to employee stock option plans at
    period-end market price. . . . . . . . . . . . . .                               149
  Add additional shares issuable
    assuming conversion of
    subordinated debentures. . . . . . . . . . . . . .         8,130               8,130
                                                             -------             -------
Number of shares for computation of
  fully diluted earnings per share . . . . . . . . . .       112,650             110,677
  Add additional shares issuable
    assuming conversion of
    subordinated debentures. . . . . . . . . . . . . .                             1,724  (a)
                                                             -------             -------
Number of shares for computation of
  fully diluted earnings per share (a) . . . . . . . .       112,650             112,401
                                                             -------             -------
                                                             -------             -------
Net income . . . . . . . . . . . . . . . . . . . . . .      $ 45,834            $ 37,191
  Less requirements of preferred stock of
    subsidiary . . . . . . . . . . . . . . . . . . . .                                23
                                                             -------             -------
Net income for computation of primary
  earnings per share . . . . . . . . . . . . . . . . .        45,834              37,168
  Add savings on assumed dilutive conversion
    of subordinated debentures net of tax. . . . . . .         2,272               2,234
                                                             -------             -------
Net income for computation of fully diluted
  earnings per share . . . . . . . . . . . . . . . . .        48,106              39,402
  Additional savings on assumed conversion
    of subordinated debentures (a) . . . . . . . . . .                               695  (a)
                                                             -------             -------

Net income for computation of fully diluted
  earnings per share (a) . . . . . . . . . . . . . . .       $48,106             $40,097
                                                             -------             -------
                                                             -------             -------
Net income per share:
  Assuming primary dilution. . . . . . . . . . . . . .          $.44                $.36
                                                                ----                ----
                                                                ----                ----

  Assuming full dilution . . . . . . . . . . . . . . .          $.43                $.36
                                                                ----                ----
                                                                ----                ----


(a) THIS CALCULATION IS SUBMITTED IN ACCORDANCE WITH REGULATION S-K ITEM 601(b)(11) ALTHOUGH IT IS CONTRARY TO PARAGRAPH 40 OF APB OPINION NO. 15 BECAUSE IT PRODUCES AN ANTI-DILUTIVE RESULT.


                                      -15-